SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2013

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders.  At the meeting, holders of Winthrop’s common shares of beneficial interest (“Shareholders”) voted on the three proposals described in detail in Winthrop’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013.  On the record date of March 28, 2013, there were 33,128,853 common shares of beneficial interest of Winthrop (“Common Shares”) issued and outstanding and eligible to vote and a total of 30,166,467 Common Shares were present at the meeting, in person or by proxy, representing approximately 91% of the outstanding Common Shares entitled to vote at such meeting.  The results of the meeting were as follows:

1.	Election of Trustees

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	24,267,049	230,516	--	5,668,902
Arthur Blasberg, Jr.	24,359,471	138,094	--	5,668,902
Howard Goldberg	24,364,656	132,909	--	5,668,902
Thomas McWilliams	24,363,964	133,601	--	5,668,902
Lee Seidler	24,368,019	129,546	--	5,668,902
Carolyn Tiffany	24,369,361	128,204	--	5,668,902
Steven Zalkind	24,361,149	136,416	--	5,668,902

2.	Ratification of PricewaterhouseCoopers LLP as the Trust’s independent registered public accounting firm for 2013:

For	Against	Abstain
30,127,317	22,411	16,739

3.	Adoption of an Amendment to Winthrop’s 2007 Long Term Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
23,241,332	1,225,927	30,305	5,668,902

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of May, 2013.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer